Exhibit i

                              BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                              BOSTON, MA 02110-1726

                                 August 29, 2005

Domini Social Investment Trust
536 Broadway, 7th Floor
New York, New York 10012

Ladies and Gentlemen:

     We have acted as counsel to Domini Social Investment Trust (formerly,
Domini Social Equity Trust), a Massachusetts business trust (the "Trust"), in connection with Post-Effective Amendment Number 28 to the Trust's Registration
Statement filed with the Securities and Exchange Commission on August 29, 2005
(the "Amendment"), with respect to the Trust's series Domini European Social
Equity Fund (the "Fund").

     In connection with this opinion, we have examined the following described documents:

     (a) the Amendment;

     (b) a certificate of the Secretary of State of the Commonwealth of
Massachusetts as to the existence of the Trust;

     (c) copies, certified by the Secretary of State of the Commonwealth of
Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State (the "Declaration");

     (d) a copy of the Trust's Amendment to Declaration of Trust (and the
Amended and Restated Establishment and Designation of Series attached thereto)
dated as of August 1, 2005 and designating the Fund as a series of the Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on August
1, 2005 (the "Designation"); and

     (e) a certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws and certain votes of the Trustees of the Trust (the "Resolutions") authorizing the issuance of shares of the Fund (the "Shares").

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

August 29, 2005

We have also assumed that the Trust's Declaration, Designation, By-Laws and the
Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

     This opinion is based entirely on our review of the documents listed above.
We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the
Commonwealth of Massachusetts (other than the Massachusetts securities laws, as to which we express no opinion) as applied by courts in such Commonwealth to the extent such laws may apply to or govern the matters covered by this opinion. In addition, to the extent that the Trust's Declaration, Designation or By-Laws refer to, incorporate or require compliance with the Investment Company Act of
1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Trust's
Declaration, Designation and By-Laws and for the consideration described in the
Amendment, will be validly issued, fully paid and nonassessable, except that, as set forth in the Amendment, shareholders of the Fund may under certain circumstances be held personally liable for the Trust's obligations.

     We hereby consent to the filing of this opinion as an exhibit to the
Amendment.

                                    Very truly yours,

                                    /s/ Bingham McCutchen LLP
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                                    BINGHAM MCCUTCHEN LLP